Exhibit (j)(1)

                         CONSENT OF SHEARMAN & STERLING

         We hereby consent to the reference to our firm included in the prospectuses and statement of additional information of TD Waterhouse Trust filed as part of Post-Effective Amendment No. 7 to the Registration Statement (File No. 333-84623) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A (File No. 333-84623).



                                                     /s/ Shearman & Sterling
                                                     ------------------------
                                                     Shearman & Sterling

New York, New York
May 28, 2003